Exhibit 10.1
Execution Version

MASTER PURCHASE AND SALE AGREEMENT Dated as of November 7, 2025 Between PACIFICORP, as the Seller And BHE B2H, LLC, as the Buyer

Table of Contents

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MASTER PURCHASE AND SALE AGREEMENT
THIS MASTER PURCHASE AND SALE AGREEMENT (this “Master Purchase and Sale Agreement”), dated as of November 7, 2025, by and between PacifiCorp, an Oregon corporation (the “Seller”), and BHE B2H, LLC a Delaware limited liability company (the “Buyer”). The Seller and the Buyer are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties”.
W I T N E S S E T H :

WHEREAS, the Parties desire to effect (a) the sale and transfer by the Seller to the Buyer of all of the right, title and interest of the Seller in, under and with respect to one or more Projects (as defined in Section 1 below) as provided for in the Project Documents (as defined in Section 1 below) (each, a “Project Interest”) and (b) the funding by the Buyer of capital expenditures with respect to such Projects as advance installments towards the ultimate sale and transfer of such Project Interest; and
WHEREAS, the Seller and the Buyer are entering into that certain Master Lease Agreement, dated as of even date herewith (the “Master Lease Agreement”), under which they may from time to time enter into Project-specific schedules, which together with the terms and conditions of the Master Lease Agreement, would each form a “Lease Agreement” under which the Buyer will lease to the Seller the Buyer’s Project Interest in the Project which it acquired from the Seller pursuant hereto.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties, intending by their signatures hereon to be legally bound hereby, do hereby agree as follows:
Section 1. Definitions and Conventions.

(a)Definitions. Each of the following capitalized terms has the meaning given to it in this Section 1(a). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Appendix A to the Master Lease Agreement.
“Applicable Laws” has the meaning set forth in the Master Lease Agreement.
“Bankruptcy Code” has the meaning set forth in the Master Lease Agreement.
“Business Day” has the meaning set forth in the Master Lease Agreement.
“Buyer” has the meaning set forth in the preamble.
“Code” has the meaning set forth in the Master Lease Agreement.
“Equipment” means, with respect to a Project, (a) the overhead, buried and/or submarine transmission lines (including applicable duct banks and splice pits), substation, converter station and other high voltage infrastructure, and attendant facilities and other equipment listed and/or described in Annex A to the applicable Project Schedule, including (except as otherwise set forth in the applicable Project Schedule), (b) Parts or components thereof, (c) ancillary equipment or devices furnished therewith under the applicable Project Documents, and (d) all substitutions and replacements of any and all thereof, including any replacement equipment which may from time to time be substituted for the Equipment pursuant to the Project Documents.
“Governmental Authority” has the meaning set forth in the Master Lease Agreement.
“Installment Payment” and “Installment Payments” have the meanings set forth in Section 3(b).

“Installment Payment Date” means the date on which an Installment Payment is to be made by the Buyer pursuant to the Purchase and Sale Agreement, which date is specified in the Installment Payment Request.
“Installment Payment Request” means the request in the form of Annex H to Exhibit 1 to the Purchase and Sale Agreement for an Installment Payment delivered by the Seller to the Buyer pursuant to the Purchase and Sale Agreement.
“Lease Documents” has the meaning set forth in the Master Lease Agreement.
“Master Lease Agreement” has the meaning set forth in the recitals.
“Master Purchase and Sale Agreement” has the meaning set forth in the preamble.
“Material Adverse Effect” shall mean, in respect of a Project and Project Interest and the applicable Purchase and Sale Agreement, Project Security Documents and Project Documents, a material adverse effect on (a) such Project, (b) the ability of the Seller to perform its obligations under any of such Purchase and Sale Agreement, Project Security Documents or Project Documents, (c) the validity or enforceability of any of such Purchase and Sale Agreement, Project Security Documents or Project Documents, (d) the rights, remedies, powers and privileges of the Buyer under any of such Purchase and Sale Agreement or Project Security Documents, or (e) the value of the collateral pledged to the Buyer pursuant to such Project Security Documents, taken as a whole, or the validity, enforceability or priority of the security interest granted in favor of the Buyer pursuant to such Project Security Documents.
“Parts” means, in respect of a Project, all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which may now or from time to time be incorporated or installed in or attached to, or were provided by the manufacturer with, the Project, including after temporary removal from such Equipment.
“Party” and “Parties” have the meanings set forth in the preamble.
“Project” means an integrated system for the transmission of electric power, including overhead, buried and/or submarine transmission lines (including applicable duct banks and splice pits), substation, converter station and other high voltage infrastructure, and attendant facilities, and consists of the Equipment related thereto.
“Project Commitment” has the meaning set forth in Exhibit 1 to the applicable Purchase and Sale Agreement.
“Project Documents” has the meaning set forth in Exhibit 1 to the applicable Purchase and Sale Agreement.
“Project Interest” has the meaning set forth in the recitals.
“Project Interest Sale” has the meaning set forth in Section 4(a).
“Project Outside Completion Date” has the meaning set forth in Exhibit 1 to the applicable Purchase and Sale Agreement.
“Project Overdue Rate” has the meaning set forth in Exhibit 1 to the applicable Purchase and Sale Agreement.
“Project Schedule” has the meaning set forth in Section 2(a).
“Project Security Documents” has the meaning set forth in Exhibit 1 to the applicable Purchase and Sale Agreement.
“Property” has the meaning set forth in the Master Lease Agreement.

“Proposed Project” has the meaning set forth in Section 2(b).
“Purchase and Sale Agreement” has the meaning set forth in Section 2(a).
“Purchase Price” has the meaning set forth in Section 3(b).
“Refunded Amount” has the meaning set forth in Section 7(b)(ii).
“Security Documents” means, with respect to a Project Interest, collectively, the applicable security agreement and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered pursuant to or otherwise in connection with the applicable Purchase and Sale Agreement.
“Seller” has the meaning set forth in the preamble.
“Termination Date” has the meaning set forth in Section 7(b)(i).
“Termination Notice” has the meaning set forth in Section 7(b)(i).
(b)Conventions. Unless the context or express terms of this Master Purchase and Sale Agreement clearly requires otherwise: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the words “include” and “including” are not limiting; (iv) the word “or” has the inclusive meaning represented by the phrase “and/or”; (v) the words “hereof,” “herein,” “hereby,” and “hereunder,” and any other similar words, refer to this Master Purchase and Sale Agreement as a whole and not to any particular provision hereof; (vi) article, section, subsection, clause, exhibit, and schedule references are to this Master Purchase and Sale Agreement; (vii) references to any Person include, where applicable, such Person’s permitted successors and assigns; (viii) references to days, months and years means calendar days, calendar months and calendar years; and (ix) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. Article, section, and subsection headings are for convenience of reference only, shall not constitute a part of this Master Purchase and Sale Agreement for any other purpose, and shall not affect the construction of this Master Purchase and Sale Agreement. All annexes, exhibits and schedules attached hereto are incorporated herein by this reference. Unless the express terms of this Master Purchase and Sale Agreement clearly require otherwise, any reference herein to this Master Purchase and Sale Agreement or any other agreement, document, or instrument includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof.
Section 2. Purchase and Sale Agreement.

(a)    This Master Purchase and Sale Agreement shall be effective from and after the date of execution hereof. Pursuant to Section 2(b), the Parties may execute one or more schedules containing information specified on Exhibit 1 (each, a “Project Schedule”) in respect of a Project Interest to be purchased and sold pursuant to this Master Purchase and Sale Agreement and to be leased back pursuant to the Master Lease Agreement. This Master Purchase and Sale Agreement, together with such Project Schedule shall constitute a “Purchase and Sale Agreement” hereunder in respect of such Project Interest. Terms defined or specified in this Master Purchase and Sale Agreement or in a Project Schedule and not otherwise defined herein or therein shall have the meanings ascribed to them in the applicable Purchase and Sale Agreement.
(b)    The Seller may from time-to-time request in writing the installment purchase by the Buyer of one or more Project Interests pursuant to this Master Purchase and Sale Agreement and the leaseback of such Project Interests pursuant to the Master Lease Agreement (each, a “Proposed Project”). The Buyer will use commercially reasonable efforts within forty-five (45) days of receipt thereof, to approve or to reject such Proposed Project, written notice of which the Seller shall provide to the Buyer. If the Buyer approves the Proposed Project, the Parties shall negotiate in good faith to promptly enter into a Project Schedule with respect to such Proposed Project.

Section 3. Purchase Price.

(a)Subject to the terms and conditions hereof, the Buyer shall pay to the Seller the Purchase Price in respect of the Project Interest in accordance with this Section 3.
(b)The aggregate purchase price for each Project Interest (the “Purchase Price”) shall be equal to the sum of all payments (each, an “Installment Payment” and collectively, the “Installment Payments”) to be paid in respect of such Project Interest pursuant to the applicable Project Schedule. In no event shall the Purchase Price be greater than the Project Commitment specified in the applicable Project Schedule, unless the Buyer agrees to increase the Project Commitment, such agreement to be in the Buyer’s sole discretion.
(c)No less than ten (10) Business Days prior to each Installment Payment Date, the Seller shall deliver to the Buyer an Installment Payment Request, together with together with all supporting invoices and documentation required by the Installment Payment Request.
(d) Subject to the fulfillment to the satisfaction of, or waiver by, the Buyer of the conditions precedent set forth in Exhibit 2 (all documents, instruments, certificates and opinions referred to in Exhibit 2 to be satisfactory in form and substance to the Buyer), the Buyer shall pay to the Seller each Installment Payment in respect of the Project Interest.
(e)The Installment Payments paid to the Seller shall be used by the Seller solely to fund capital expenditures that the Seller is obligated to pay pursuant to the Project Documents and evidenced by the invoices therefore issued to the Seller pursuant to the Project Documents and provided to the Buyer pursuant to the applicable Installment Payment Request.
Section 4. Purchase and Sale of Project Interest; Execution of Lease Documents.

(a)    Project Interest Sale. Subject to the fulfillment to the satisfaction of, or waiver by, the Buyer of the conditions precedent set forth in Exhibit 3 in respect of a Project Interest (all documents, instruments, certificates and opinions referred to in Exhibit 3 to be satisfactory in form and substance satisfactory to the Buyer), the Seller will sell, assign, transfer, convey and set over to and in favor of the Buyer, and the Buyer will accept, all of the Seller’s right, title and interest in, under and to such Project Interest (“Project Interest Sale”).
(b)    Execution of Lease Documents. Upon the satisfaction or waiver of the conditions precedent to the Project Interest Sale in accordance with Section 4(a), the Seller and the Buyer shall enter into the Schedule, Bill of Sale, and Certificate of Acceptance with respect to the applicable Project Interest.  The Basic Rent, Stipulated Loss Value, and EBO Price Annexes to the Schedule shall be prepared by the Seller in accordance with the methodology set forth in Annex J to the applicable Project Schedule. The Lessor’s Cost shall be equal to the sum of the Installment Payments remitted as of the Basic Term Commencement Date. The Schedule shall otherwise be prepared by the Seller in good faith, and subject to the Buyer’s approval, not to be unreasonably withheld, conditioned or delayed.
Section 5. Certain Obligation of the Parties. Prior to consummation of the Project Interest Sale pursuant to Section 4(a):
(a)    Compliance with Purchase and Sale Agreement and Project Security Documents. The Seller shall perform and observe in all material respects the terms and provisions of the Purchase and Sale Agreement and the Project Security Documents.
(b)    Compliance with Project Documents. The Seller shall: (i) perform and observe in all material respects the terms and provisions of the Project Documents; (ii) not terminate or cancel, materially amend or modify, waive any material right or grant any material consent under, settle or compromise any material claim under, any Project Document, without the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed; in each case to the extent (A) such action would reasonably be expected to have a

Material Adverse Effect, and (B) the Seller has the contractual right to prevent such action in accordance with the terms of any applicable co-tenancy or co-ownership arrangement set forth in the Project Documents; and (iii) enforce the obligations of each other party to a Project Document; (iv) shall maintain in full force and effect, preserve, protect and defend in all material respects its rights under and take all reasonable actions necessary to prevent termination or cancellation (except by expiration in accordance with its terms) of each Project Document; provided, however, that without limiting the Seller’s obligation to enforce its rights under the Project Documents (including as against any co-tenant or co-owner with respect to the Project), the Seller shall not be deemed in breach of this covenant solely as a result of the actions or inactions of any co-tenant or co-owner in the valid exercise of its respective rights under the applicable Project Documents.
(c)    Delivery of Documents. The Seller shall deliver to the Buyer (i) promptly after delivery or receipt thereof, copies of all notices or documents given or received pursuant to any of the Project Documents other than routine correspondence given or received in the ordinary course of business relating to routine aspects of construction of the Project, and (ii) promptly after the Seller obtains knowledge thereof, notification of any material event of force majeure or similar material events under any Project Document.
(d)    Restrictive Covenants. The Seller shall not, without the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed: (i) sell, lease, assign or otherwise transfer, in whole or in part, the Seller’s right, title and interest in the Project, including the Project Interest, or the Project Documents; or (ii) create, incur, assume or permit to exist any Lien on any part of the Project, including the Project Interest, or the Project Documents, other than Permitted Liens, in each case to the extent (A) such action would reasonably be expected to have a Material Adverse Effect, and (B) the Seller has the contractual right to prevent such action in accordance with the terms of any applicable co-tenancy or co-ownership arrangement set forth in the Project Documents.
(e)     Satisfaction of Conditions Precedent. The Seller shall use commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary to cause the conditions precedent set forth in Exhibit 2 and Exhibit 3 to be satisfied, insofar as such matters are within the reasonable control of the Seller.
(f)    Completion of Project. The Seller will use commercially reasonable efforts to complete the Project and place it into service or cause the Project to be completed and placed into service, in accordance with the Project Documents and, in any event, prior to the Project Outside Completion Date.
(h)    Further Assurances. Each of the Parties shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Purchase and Sale Agreement, including the delivery of such certificates, documents and instruments that either Party reasonably requests for purposes of facilitating the consummation of the transactions contemplated by the Purchase and Sale Agreement; provided that the Seller agrees to pay on demand all reasonable and invoiced costs and expenses incurred by the Buyer in connection with the preparation of any such certificates, documents or instruments reasonably requested by the Seller.
Section 6. Representations. Each Party represents and warrants to the other Party as of the date of this Master Purchase and Sale Agreement and each Purchase and Sale Agreement follows:
(a)    Due Organization; Good Standing. It is a corporation or limited liability company, duly organized, validly existing and in good standing (as applicable) under the laws of the state of its formation, has all requisite corporate or limited liability company power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on its ability to perform its obligations under the Master Purchase and Sale Agreement or the Purchase and Sale Agreement, as the case may be, is qualified to do business in, and is in good standing in, every jurisdiction where that qualification is required.
(b)    Due Authorization; Enforceability. This Master Purchase and Sale Agreement or such Purchase and Sale Agreement, as the case may be, has been duly authorized, executed and delivered and constitutes a valid, legal and binding agreement, enforceable in accordance with its terms, except to the extent that the enforcement of remedies herein provided may be limited under applicable bankruptcy and insolvency and similar laws, public policy and equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and assuming due authorization, execution and delivery of this Master Purchase and Sale Agreement by the other Party.
(c)    Authority. It has the requisite corporate or limited liability company power and authority to enter into, and perform all of its obligations under, this Master Purchase and Sale Agreement or the Purchase and Sale Agreement, as the case may be.
Section 7. Events of Default; Remedies.
(a)    Events of Default. An event of default (“Event of Default”) under the Purchase and Sale Agreement will occur with respect to a Party (the “Defaulting Party”) upon the occurrence of each of the following events occurring before the consummation of the Project Interest Sale pursuant to Section 4(a) and the expiration of any applicable cure period provided for below:
(i)    The Defaulting Party fails to make a payment when due under the Purchase and Sale Agreement and such failure is not cured within thirty (30) Business Days after written notice thereof from the other Party.
(ii)    The Defaulting Party fails to perform in any material respect any of its obligations in the Purchase and Sale Agreement, the Project Documents or any Project Security Document (and which is not otherwise an identified Event of Default in the Purchase and Sale Agreement), and such non-performance is not cured within thirty (30) days after written notice thereof from the other Party; provided, however, that if such non-performance is not reasonably capable of being cured within such thirty (30) day cure period but is reasonably capable of being cured within ninety (90) days, then the Defaulting Party will have an additional reasonable period of time to cure such non-performance, not to exceed ninety (90) days following the date of such notice of non-performance.
(iii)    The Defaulting Party breaches in any material respect any of its representations or warranties in the Purchase and Sale Agreement or any Project Security Document and such breach (A) would reasonably be expected to result in a Material Adverse Effect and (B) is not cured within thirty (30) days after written notice thereof from the other Party.
(iv)    The Defaulting Party (A) applies for, or consents to the appointment of, or the taking of possession by, a receiver, a custodian, a trustee, an examiner or a liquidator of itself or of all or a substantial part of its Property, (B) makes a general assignment for the benefit of its creditors, (C) commences a voluntary case under the Bankruptcy Code, (D) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts or (E) acquiesces in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code.
    (v)    A proceeding or case is commenced, in any court of competent jurisdiction, seeking (A) composition or readjustment of the debts of the Defaulting Party, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Defaulting Party or of all or any substantial part of any of its Property, or (C) similar relief in respect of the Defaulting Party under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, in each case without the application or consent of the Defaulting Party and that proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of ninety (90) or more days; or an order for relief against the Defaulting Party is entered in an involuntary case under the Bankruptcy Code.
    (vi)    Solely in the case of the Seller as the Defaulting Party, unless as a result of the acts or omissions of the Buyer, any Project Security Document fails to provide the Buyer with first priority perfected security interests in and to the collateral intended to be created thereby, ceases to be in full force and effect, or is declared null and void and the Seller fails to execute such additional security agreements as may be reasonably requested by the Buyer to remedy such event.
    (vii)    the Purchase and Sale Agreement or any Project Security Document is revoked, cancelled or repudiated (other than by the Buyer), is determined to be unenforceable or is deemed invalid against any party thereto or terminates prior to its stated termination date or is no longer in full force and effect.
(b)    Remedies.
(i)    If an Event of Default occurs, then the non-Defaulting Party shall be entitled to terminate the Purchase and Sale Agreement by written notice (“Termination Notice”) delivered to the Defaulting Party designating the date of termination (“Termination Date”) which date shall not be less than fifteen (15) Business Days after delivery of the Termination Notice. If the Project Interest Sale does not occur by the Project Outside Completion Date (other than as a result of an Event of Default), then the Purchase and Sale Agreement shall automatically terminate effective as of the Project Outside Completion Date and except as provided in Section 7(b)(ii), the Seller and the Buyer shall have no further obligations and no liability to one another.
(ii)    If the Project Interest Sale does not occur by the Project Outside Completion Date (other than as a result of an Event of Default by the Buyer) or if the Buyer terminates the Purchase and Sale Agreement pursuant to Section 7(b)(i) as a result of an Event of Default by the Seller, then within sixty (60) Business Days after the Project Outside Completion Date or receipt of the Termination Notice, as the case may be, the Seller shall return to the Buyer in full all Installment Payments, if any, paid to the Seller pursuant to the Purchase and Sale Agreement, together with interest calculated at the Project Overdue Rate, which is an annual rate, and the interest calculated would be prorated based on the monthly balance of the Installment Payments held by the Seller (collectively, the “Refunded Amount”). In the event that the Seller fails to return to the Buyer the Refunded Amount within such sixty (60) Business Day period, then the Buyer may exercise any or all of its rights and remedies under the Project Security Documents to recover the Refunded Amount. Termination of the Purchase and Sale Agreement and recovery of the Refunded Amount shall be the Buyer’s sole and inclusive remedy.
(iii)    If the Seller terminates the Purchase and Sale Agreement pursuant to Section 7(b)(i) as a result of an Event of Default by the Buyer, then the Seller shall be entitled to exercise all remedies available at law or in equity. Each Party further acknowledges and agrees that money damages would not be a sufficient remedy for failure to consummate the Project Interest Sale as a result of an Event of Default by the Buyer and that, in addition to all other remedies available at law or in equity, the Seller shall be entitled to specific performance or injunctive or other equitable relief as a remedy, and the Buyer further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.
Section 8. Confidentiality of Terms. Except as set forth in the last sentence of this Section 8, each of the Parties agrees (for itself and its Affiliates) that (a) it will not make any public announcement (except to the extent required in connection with its financial disclosure or reporting requirements or as otherwise required by Applicable Laws) or issue or release for external publication any article or advertising or publicity matter relating to the purchase by the Buyer of the Project Interest, the lease thereof by the Lessor to the Lessee or the ownership of the Project Interest by the Lessor without the prior written consent of the other Party (which consent shall not be unreasonably withheld, condition or delayed), and (b) unless otherwise required by Applicable Laws, it will maintain the confidentiality of the transactions contemplated hereby and by the other Project Documents and Project Security Documents and any information received by it in connection with the transactions contemplated hereby or thereby and will not disclose, or cause to be disclosed, the same to any Person, except (i) to prospective transferees, assignees, potential lessors, investors, lenders or financiers of such Party’s interest in the Project Interest, the Purchase and Sale Agreement or the Project Documents or Project Security Documents so long as such Person executes and delivers a confidentiality agreement conforming to the terms of this Section 8, (ii) to its Affiliates and its Affiliates’ agents, directors, officers, employees, accountants, counsel or other professional advisors that, in each such case, have been instructed or are otherwise bound by professional rules of conduct to keep such information confidential, (iii) as may be requested or required pursuant to Applicable Laws by any Governmental Authority, (iv) to the extent required in connection with the performance by it of its obligations and the exercise by it of its rights under the Purchase and Sale Agreement or the Project Security Documents, (v) to any nationally recognized rating agency or regulatory agency that requires access to information about such Person’s investment and/or financing portfolio, (vi) in response to any subpoena or other legal process or in connection with any litigation to which such Person is a party, (vii) to the extent, but only to the extent, that prior to such disclosure, such information is in the public domain or has been provided to such party by a Person not a party to the Purchase and Sale Agreement (other than by reason of a breach by such Person of the confidentiality provisions hereof or as expressly contemplated herby), or (viii) with the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Parties acknowledge that this Master Purchase and Sale Agreement and certain other documents, including certain Lease Documents, will be filed with the FERC, and thereafter the Parties shall be permitted to make public announcements with respect to the disclosed portions of the transactions contemplated herein and therein (including at industry conferences).
Section 9. Assignment. Except as provided below, neither Party may sell, convey, assign or otherwise transfer, in whole or in part, its rights, title and interest in and to this Master Purchase and Sale Agreement or any Purchase and Sale Agreement without the prior written consent of the other Party, such consent to be in the other Party’s sole discretion. Notwithstanding anything to the contrary contained in this Master Purchase and Sale Agreement, either Party may sell, convey, assign or otherwise transfer, in whole or in part, its rights, title and interest in and to any Purchase and Sale Agreement in accordance with the assignment provisions in Section 11 of the applicable Lease Agreement.
Section 10. Notices. All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, or sent by certified mail, return receipt requested, addressed to the other Party at its respective address set forth on the applicable Project Schedule or at such other address as such Party shall from time to time designate in writing to the other Party; and shall be effective from the date of receipt.
Section 11. Termination of Purchase and Sale Agreements. Notwithstanding anything herein or in any Purchase and Sale Agreement to the contrary, any expiration or termination of any Purchase and Sale Agreement, or the Project Interest Sale thereunder, shall not terminate, supplement, modify or release either Party from any obligation to the other Party under this Master Purchase and Sale Agreement or any other Purchase and Sale Agreement.
Section 12. CHOICE OF LAW; JURISDICTION. THIS MASTER PURCHASE AND SALE AGREEMENT, EACH PURCHASE AND SALE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF ANY PROJECT. The Parties agree that any action or proceeding arising out of or relating to the Master Purchase and Sale Agreement or any Purchase and Sale Agreement may be commenced in the United States District Court for the Southern District of New York or of any New York State Court sitting in New York County and the Parties irrevocably submit to the jurisdiction of any such court and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that the Master Purchase and Sale Agreement or any Purchase and Sale Agreement or the subject matter hereof or thereof or the transaction contemplated hereby or thereby may not be enforced in or by any such court.
Section 13. WAIVER OF JURY TRIAL. EACH OF THE SELLER AND THE BUYER HEREBY UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS MASTER PURCHASE AND SALE AGREEMENT, EACH PURCHASE AND SALE AGREEMENT, AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MASTER PURCHASE AND SALE AGREEMENT, ANY PURCHASE AND SALE AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. In the event of litigation, the Purchase and Sale Agreement may be filed as a written consent to a trial by the court.
Section 14. Entire Agreement; Amendments. Each Purchase and Sale Agreement, including the Project Schedule and Annexes thereto, constitute the entire agreement of the Seller and the Buyer with respect to the subject matter of the Purchase and Sale Agreement and the transactions contemplated thereby. NO VARIATION, WAIVER OR MODIFICATION OF THE PURCHASE AND SALE AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE SELLER AND THE BUYER. NO VARIATION OR MODIFICATION OF THIS MASTER PURCHASE AND SALE AGREEMENT OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO, INCLUDING EACH OF THE SELLERS AND THE BUYERS UNDER EACH OF THE PURCHASE AND SALE AGREEMENTS.
Section 15. Survival. The representations, warranties, covenants, agreements, and liabilities of the Parties provided for in this Master Purchase and Sale Agreement and each Purchase and Sale Agreement, and the Parties’ obligations hereunder and thereunder shall survive consummation of each Project Interest Sale pursuant to Section 4.1(b).
Section 16. No Waiver. No delay or omission to exercise any right, power or remedy accruing to a Party upon any breach or default by the other Party, shall impair any right, power or remedy of the non-breaching or defaulting Party or operate as a waiver of any breach or default and no express or implied waiver by the non- breaching or defaulting Party of any breach or default shall in any way be, or be construed to be, a waiver of any future or subsequent breach or default.
Section 17. Severability. Whenever possible, each provision of this Master Purchase and Sale Agreement and each Purchase and Sale Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Master Purchase and Sale Agreement or any Purchase and Sale Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Master Purchase and Sale Agreement or any Purchase and Sale Agreement.
Section 18. Counterparts. This Master Purchase and Sale Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Master Purchase and Sale Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Master Purchase and Sale Agreement to be duly executed and delivered on the date first above written.

PACIFICORP

/s/ Cindy A. Crane
Name: Cindy A. Crane
Title: Chief Executive Officer

BHE B2H, LLC

/s/ Natalie L. Hocken
Name: Natalie L. Hocken
Title: President

Signature Page to Master Purchase and Sale Agreement - PacifiCorp and BHE B2H, LLC

Exhibit 1

Project Schedule
PROJECT SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER PURCHASE AND SALE AGREEMENT
DATED AS OF NOVEMBER [_], 2025

PacifiCorp (the “Seller”) c/o [________] [________] [________] [________] Attention: [________] Tel: [________]	BHE B2H, LLC (or its successors or permitted assigns, the “Buyer”) c/o [________] [________] [________] [________] Attention: [________] Tel: [________]

This Project Schedule is hereby executed and delivered by the Seller and the Buyer (this “Project Schedule”) as of the date set forth above (the “Execution Date”) pursuant to, and incorporates by reference the terms and conditions of, the Master Purchase and Sale Agreement dated as of November 7, 2025 between the Seller and the Buyer (as amended, restated or substituted from time to time, the “Master Purchase and Sale Agreement”, and together with this Project Schedule, the “Purchase and Sale”). Capitalized terms not defined herein shall have the meanings assigned to them in the Master Purchase and Sale Agreement, and the rules of construction therein shall apply hereto.
A.    Project.
Pursuant to the terms of the Purchase and Sale Agreement, the Buyer agrees to acquire the Project Interest (including the Equipment) in respect of the Project described on Annex A attached hereto and made a part hereof. The location of the Project is described in Annex A.
B.    Purchase Price and Certain Lease Terms.

Exhibit 1-1

1. Purchase Price:	$[__________]
2. Installment Payments:	$[__________] $[__________] $[__________]
3. Project Commitment:	$[__________]
4. Project Overdue Rate:	_________________
5. Term of the Lease:	_________________
6. EBO Date(s):	_________________
C.    Project Documents.
“Project Documents” shall mean each of the documents listed on Annex B attached hereto and made a part hereof, as the same may be amended from time to time by the Parties.1
D.    Project Security Documents.
“Project Security Documents” shall mean each of the Security Documents listed on Annex C attached hereto and made a part hereof, as the same may be amended from time to time by the Parties.2
E.    Additional Conditions Precedent.3 In addition to the conditions precedent to the payment of the Installment Payments specified in Section 3(d) of the Purchase and Sale Agreement, the conditions precedent listed on Annex D attached hereto and made a part hereof, as the same may be amended from time to time by the Parties, shall apply for purposes of Section 3(d) of the Purchase and Sale Agreement. In addition to the conditions precedent to the consummation of the Project Interest Sale specified in Section 4(a) of the Purchase and Sale Agreement, the conditions precedent listed on Annex E attached hereto and made a part hereof, as the same may be amended from time to time by the Parties, shall apply for purposes of Section 4(a) of the Purchase and Sale Agreement.
F.    Additional Obligations.4 In addition to the obligations of the Parties specified in Section 5 of the Purchase and Sale Agreement, the Parties shall have the obligations listed on Annex F attached hereto and made a part hereof, as the same may be amended from time to time by the Parties.
G.    Additional Representations and Warranties.5 In addition to the representation and warranties of the Parties specified in Section 6 of the Purchase and Sale Agreement, the Parties hereby make the representations and warranties listed on Annex G attached hereto and made a part hereof, as the same may be amended from time to time by the Parties, as of the date of the Purchase and Sale Agreement.
H.    Governing Law; Binding Effect. THIS PROJECT SCHEDULE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD
1 NTD: Project specific “Project Documents” are subject to Project specific diligence.
2 NTD: Project specific “Project Security Documents” are subject to Project specific diligence.
3 NTD: Project specific conditions precedent are subject to Project specific diligence.
4 NTD: Project specific obligations of the Parties are subject to Project specific diligence.
5 NTD: Project specific representations and warranties of the Parties are subject to Project specific diligence.
Exhibit 1-2

TO ITS OTHER CONFLICT OF LAWS PRINCIPLES, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.) This Project Schedule shall be binding on the undersigned and its successors and permitted assigns and shall inure to the benefit of each of the Seller and the Buyer and their respective successors and permitted assigns.
I.    Project Outside Completion Date. [Date], as such date may be amended by mutual agreement of the Seller and the Buyer.
J.    Payment Instructions.
Bank Name: [__________]
ABA No.: [__________]
Account Name: [project name]
For credit to: [__________]
Account No.: [ACCOUNT NUMBER]
Reference: [__________]
K.    Modifications to Master Purchase and Sale Agreement:6 For purposes of the Purchase and Sale, in addition to any other modifications provided for in this Project Schedule, the modifications listed on Annex I attached hereto and made a part hereof, as the same may be amended from time to time by the Parties, shall apply to the Purchase and Sale Agreement.
[Signature page appears on next page.]

6 NTD: Project specific modifications are subject to Project specific diligence.
Exhibit 1-3

IN WITNESS WHEREOF, the Lessee and the Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

SELLER:	BUYER:
PACIFICORP By: [________]	[PROJECT BUYER]
By: Name: Title:	By: Name: Title:

Exhibit 1-4

Annex A

Project Description; Project Location

Exhibit 1-5

Annex B

Project Documents

Exhibit 1-6

Annex C

Project Security Documents

Exhibit 1-7

Annex D

Additional Conditions Precedent to Installment Payments

Exhibit 1-8

Annex E

Additional Conditions Precedent to Project Interest Sale

Exhibit 1-9

Annex F

Additional Obligations of the Parties

Exhibit 1-10

Annex G

Additional Representations and Warranties of the Parties

Exhibit 1-11

Annex H

Installment Payment Request

Exhibit 1-12

Annex I

Modifications to the Master Purchase and Sale Agreement

Exhibit 1-13

Annex J

Methodology for Calculation of “Basic Rent”, EBO Price, and Stipulated Loss Value

Exhibit 1-14

Exhibit 2

Conditions Precedent to Installment Payments

Unless otherwise indicated, the following are the conditions precedent to each Installment Payment, as may be supplemented by Section E of the Project Schedule:

(a)    Authorization, Execution and Delivery of Documents. (i) Solely in the case of the first Installment Payment, the Project Documents and Project Security Documents shall be in form and substance reasonably satisfactory to the Buyer, and shall have been duly authorized, executed and delivered by the Seller, and (ii) assuming due authorization, execution and delivery thereto by the other parties thereto, the Project Documents and Project Security Documents shall be in full force and effect.
(b)    Representations and Warranties.
(i)    The representations and warranties of the Seller set forth in Section 6 of the Purchase and Sale Agreement (as may be modified by Section G of the Project Schedule) shall be true and correct in all material respects as of the Installment Payment Date, except in the case of such representations and warranties that are qualified by materiality, which shall be true and correct in all respects as of the Installment Payment Date.
(ii)    Solely in the case of the first Installment Payment, each of the Project Security Documents to which the Seller is a party has been duly authorized, executed and delivered and constitutes a valid, legal and binding agreement, enforceable in accordance with its terms, except to the extent that the enforcement of remedies herein provided may be limited under applicable bankruptcy and insolvency and similar laws, public policy and equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and assuming due authorization, execution and delivery of each Project Security Document by the other parties thereto. The Seller has the requisite corporate power and authority to enter into, and perform all of its obligations under, each of the Project Security Documents to which it is a party.
(c)    Compliance with Purchase and Sale Agreement; Project Documents and Project Security Documents. The Seller shall have performed and complied with, in all material respects, the obligations required to be so performed or complied with by the Seller on or prior to the Installment Payment Date under the Purchase and Sale Agreement, the Project Documents and the Project Security Documents.
(d)    Officer Certificate. The Seller shall have delivered to the Buyer an officer’s certificate, dated as of the Installment Payment Date, certifying as to the matters in clauses (b) and (c) above.
(e)    Installment Payment Request. The Seller shall have delivered to the Buyer an Installment Payment Request, no less than ten (10) Business Days before the applicable Installment Payment Date, in the form of Annex H, together with all supporting invoices and documentation required by the Installment Payment Request.
(f)    Security Interest.  Solely in the case of the first Installment Payment, the Seller shall have granted to the Buyer a perfected first lien security interest in the Project Interest, including any and all of the Seller’s right, title and interest in the Project’s real property, fixtures, and personal or intangible property related to the Project pursuant to one or more Project Security Documents and such other documents and instruments as the Buyer may reasonable request, each of which shall be in form and substances reasonably acceptable to the Buyer.

Exhibit 2-1

Exhibit 3

Conditions Precedent to Project Interest Sale

Unless otherwise indicated, the following are the conditions precedent to the Project Interest Sale, as may be supplemented by Section E of the Project Schedule:

(a)    Representations and Warranties. The representations and warranties of the Seller set forth in (i) Section 6 of the Purchase and Sale Agreement (as may be modified by Section G of the Project Schedule) shall be true and correct in all material respects as of the date of the Project Interest Sale, except in the case of such representations and warranties that are qualified by materiality, which shall be true and correct in all material respects as of the date of the Project Interest Sale, and (ii) Section 13 of the Lease shall be true and correct in all material respects as of the date of the execution and delivery of the Lease, except in the case of such representations and warranties that are qualified by materiality, which shall be true and correct in all respects as of the date of the execution and delivery of the Lease.
(b)    Compliance with Purchase and Sale Agreement, Project Documents and Project Security Documents. The Seller shall have performed and complied with, in all material respects, the obligations required to be so performed or complied with by the Seller on or prior to the date of the Project Interest Sale under the Purchase and Sale Agreement, the Project Documents and the Project Security Documents.
(c)    No Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.
(d)    Officer Certificate. The Seller shall have delivered to the Buyer an officer’s certificate, dated as of date of the Project Interest Sale, certifying as to the matters in clauses (a)-(c) above.
(e)    Security Interest.  The Seller shall have granted to the Buyer a perfected first lien security interest in the Project Interest, including any and all of the Seller’s right, title and interest in the Project’s real property, fixtures, and personal or intangible property related to the Project pursuant to one or more Security s Project Security Documents and such other documents and instruments as the Buyer may reasonable request, each of which shall be in form and substances reasonably acceptable to the Buyer.
(f)    Required Consents. The Seller shall have delivered to the Buyer true and complete copies of all required counterparty consents or amendments to the Project Documents.
(g)    Required Regulatory Approvals. The Seller shall have delivered to the Buyer true and complete copies of all required regulatory approvals, including from the Federal Energy Regulatory Commission and (if applicable) any state public utility commissions exercising jurisdiction over the Project.
(h)    Placed in Service. The Project shall have been placed in service in accordance with the Project Documents.
(i)    No Casualty Occurrence. No Casualty Occurrence shall have occurred.
(j)    Lien Waivers. The Seller shall have delivered to the Buyer true and complete copies of all lien waivers from the EPC contractor and all material contractors involved in the construction of the Project.
(k)    Project Documents. The Project Documents are in full force and effect, and no defaults or claims are in effect or have been asserted thereunder that have not been remedied.
(l)    Permits. The Seller shall have delivered to the Buyer true and complete copies of all permits required for commercial operation of the Project.

Exhibit 3-1